Exhibit 99.1

Investor Contact:

Kristine Mozes

Mozes Communications LLC

(781) 652-8875

PortalPlayer, Inc. Names Consumer Electronics Retailer Veteran, Robert A. Gunst,

To The Board of Directors

SAN JOSE, California – December 28, 2005 – PortalPlayer, Inc (NASDAQ: PLAY), a leading supplier of advanced semiconductor, firmware and software solutions for the personal media player market, today announced the appointment of Robert A. Gunst, 57, as a new member of PortalPlayer’s board of directors.

“Bob is a seasoned executive in the consumer electronics retailing industry. His prior experience as president, chief executive officer and board member of electronics retailer The Good Guys! is a good addition to our Board’s strengths. We are pleased to welcome Bob as a member of PortalPlayer’s board of directors,” said Richard Sanquini, PortalPlayer’s chairman of the board.

“I am honored to be part of the PortalPlayer team,” said Mr. Gunst. “The consumer electronics industry as a whole is going through a time of tremendous innovation, and I believe PortalPlayer is one of the foremost companies with the vision and ability to help develop future “must-have” products.”

Robert Gunst brings to PortalPlayer 13 years of experience as a former board member of The Good Guys, Inc., one of the largest specialty retailers of higher-end entertainment electronics in the nation. For nine of those years, he was also president and chief executive officer of the company. Mr. Gunst is currently a private investor and serves as chairman of the board of directors of Natus Medical Incorporated, a company that engages in the development, manufacture, and marketing of products for the detection, monitoring, treatment, and tracking of common medical disorders in newborns and children. He is also a member of the Dean’s Advisory Council of the Graduate School of Management at the University of California, Davis. Previously, he served on the board of directors of AmNet Mortgage, Inc., a nationwide wholesale mortgage bank that was acquired by Wachovia Corporation in December 2005, and as chairman of the board of directors of Garden Fresh Restaurants, Inc., an operator of 97 Souplantation and Sweet Tomatoes restaurants nationally, which was acquired by Centre Partners in early 2004. Prior to his tenure at The Good Guys!, Mr. Gunst held management and board positions at Shaklee Corporation, La Petite Boulangerie, Inc. and PepsiCo Foods International, both subsidiaries of PepsiCo, Inc., Victoria Station Incorporated and The First National Bank of Chicago.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for personal multimedia players that empower consumers to easily purchase, rent, manage, listen to and watch large amounts of digital music, photos and video content. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., and Hyderabad, India. For more information, visit www.portalplayer.com.

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Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements regarding trends in the consumer electronics industry, and the Company’s vision and ability to develop future “must-have” products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believes,” “anticipates,” “plans,” “expects,” “will,” “designed to,” “forward” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. Actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for personal media players, manufacturing and supply risks, PortalPlayer’s ability to keep pace with rapid technological change, the semiconductor industry and international operations, and other risks and uncertainties detailed in PortalPlayer’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in PortalPlayer’s SEC filings. These forward-looking statements speak only as of the date hereof. PortalPlayer does not undertake any obligation to update forward-looking statements.